                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, DC  20549
                                 -------------------

                                       FORM 8-K

                                    CURRENT REPORT
       Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                     July 1, 1997
                          (Date of Earliest Event Reported)

                           LEXINGTON HEALTHCARE GROUP, INC.
                           --------------------------------
                (Exact name of registrant as specified in its charter)

                            Commission File Number 0-22261


DELAWARE                                              06-1468252
--------                                              ----------
(State or other jurisdiction of                       (I.R.S. Employer
incorporation or organization)                        identification No.)


35 PARK PLACE, NEW BRITAIN, CT                        06052
------------------------------                        -----
(Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code:        860-223-6902
                                                           ------------

                                ACQUISITION OF ASSETS
                                       (ITEM 2)


On July 1, 1997, Lexington Highgreen Holding, Inc. (a wholly owned subsidiary of Lexington Healthcare Group, Inc.) purchased substantially all of the assets of two skilled nursing facilities, Greenwood Health Center and Highland Acres Extend-a-Care Center from Beverly Enterprises, Inc. These facilities are located in Hartford and Winsted, CT have 240 and 75 licensed beds respectively.

All real estate, property, fixed and operating assets of the nursing homes were acquired (with the exception of certain proprietary computer hardware and systems) for a purchase price of approximately $6.8 million which was financed by a mortgage on the real estate from Nationwide Health Properties, Inc., the previous lessor to Beverly Enterprises.

There is no relation between Beverly Enterprises and Lexington Healthcare Group; in 1995, Lexington Healthcare Group had acquired four nursing homes from Beverly.

Pursuant to the agreements, Lexington has also acquired certain Accounts Receivable from Beverly and Beverly has agreed to reimburse Lexington for certain costs and charges in connection with the operation of the facilities during the next five years.

                                 FINANCIAL STATEMENTS
                                       (ITEM 7)

Financial statements depicting the results of the acquired nursing homes through June 30, 1997 are being finalized and audited at the time of this filing. Audited financial results for the year ended June 30, 1997 will be filed within 60 days or no later than September 14, 1997.

                                      SIGNATURES
                                      ----------

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly





Date      July 15, 1997
    ------------------            -------------------------------
                                  (Harry Dermer, President)
                                  (Duly Authorized Officer)